EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-154716) and Form S-8 (Nos. 333-66714, 333-66712, 333-64688, 333-64690, 333-134244, 333-134251, 333-134252, 333-142527 and 333-154711) of Insituform Technologies, Inc. (the "Company") of our report dated March 7, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in reportable segments discussed in Notes 2 and 14 as to which the date is November 3, 2008, relating to the Company's consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.  This consent is not to be included or incorporated by reference in any future filing of the Company with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Saint Louis, Missouri
November 3, 2008

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